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                                                                    EXHIBIT 3.10

                                US UNWIRED INC.

                             ARTICLES OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

          A Written Consent of Shareholders dated April 28, 2000 of US Unwired Inc., a Louisiana corporation (the "Corporation"), has been executed by:

 .         Holders of 0 of the 1,555,759 shares of Class A Common Stock of the
          Corporation outstanding (which outstanding shares are entitled to one vote per share)

 .         Holders of 46,947,486 of the 58,411,217 shares of Class B Common Stock of the Corporation outstanding (which outstanding shares are entitled to ten votes per share)

 .         Holders of 0 of the 500,000 shares of Series A Preferred Stock of the
          Corporation outstanding (which outstanding shares are entitled to 37.664782 votes per share)

 .         Holders of 0 of the 50,000 shares of Series B Preferred Stock of the
          Corporation outstanding (which outstanding shares are entitled to 3.7664782 votes per share)

          Such holders were entitled to vote as a single class with respect to the matters set forth hereinbelow. Holders who executed the Written Consent held 469,474,860 votes (or 68.33%) of the total voting power of the 687,055,941 votes of the Corporation, which vote is sufficient to take the corporate action by the Written Consent, as set forth hereinbelow.

          NOW THEREFORE, by authority of the shareholders duly given by the Written Consent referred to above:

          1. Article III D(2) is hereby amended to delete the comma after "provisions" in the second line and to replace "Directors" with "directors" in the third line.

          2. Article III E is hereby amended to replace "Article III (H)" with "Article III H" in the sixth line.

          3. Article III F(2) is hereby amended to add a semicolon at the end of subsection (i).

          4. Article III F(2)(iv) is hereby amended to replace "Director.9" with "Directors" in the second line.

          5. Article III F(3) is hereby amended to replace "Article III(F)" with "Article III F" in the introductory clause and to replace "Article 11" with "Article II" in subsection (i).
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          6.   Article III F(3)(ii) is hereby amended to replace "shall mean"
with "means" in the first line and to add a comma after "holders" in the third line.

          7. Article III F(3)(iii) is hereby amended to replace "shall mean" with "means" in the second line and to replace "Nasdaq" with "NASDAQ" in the sixth line.

          8. Article III F(3)(iv) is hereby amended to replace "shall mean" with "means" in the first line and to replace "Article III(F)" with "Article III F" in the second line.

          9. Article III F(3)(v) is hereby amended to replace "shall mean" with "means" in the first line, to replace "corporation" with "entity" in the second line and to replace "I)y" with "by" in the fifth line.

          10. Article III F(4) is hereby amended to replace "Whole" with "whole" in the first line and to replace "Article III(F)" with "Article III F" in the second line.

          11. Article III F(5) is hereby amended to read in its entirety as follows:

               "(5) Notices of redemption shall be deemed to have been given at the time deposited in the United States mail, certified or registered with return receipt requested, properly addressed to the addresses on the books of the Corporation and postage prepaid. Time periods that run from such notices shall commence on the first day after notice is given."

          12. Article III G is hereby amended to replace "Class" with "class" in the second line.

          13. Article IV A(i) is hereby amended to replace "initial" with "original" in the second line.

          14. Article IV A(ii)(a) is hereby amended to delete the semicolon preceding "or" and substituting a comma.

          15. Article IV A(iii) is hereby amended to replace "beneficial owners" with "beneficiaries" and to replace the period at the end of the subsection with a semicolon.

          16. The last paragraph of Article IV A is hereby amended to delete the comma preceding "if" in the seventh line, to replace "restrictions" with "automatic conversion" in the twelfth line and to replace "Article IV(B)" with "Article IV B" in the last line.

          17. Article IV B is hereby amended to replace the heading "Transfer Restrictions." with "Automatic Conversion.", to delete "(1)" from the first line, to replace "Article X(A)" with "Article X A" in the seventh line and to delete the last sentence which reads as follows, "Any transfer in violation of the preceding sentence shall be void and the Corporation
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shall be under no obligation to transfer such shares on its books, pay dividends to the transferee, or otherwise regard the transferee thereof as a shareholder."

          18. Article IV C is hereby amended to add the heading, "Subsequent Transfer."

          19.  Article V A is hereby amended to read in its entirety as follows:

               "A.  Number.  The number of directors constituting the full
Board of Directors shall be the greater of (a) three; (b) the number set forth in the By-Laws of the Corporation from time to time (but no decrease in such number shall shorten the term of an incumbent director); and (c) the number that is two times the sum of (i) one, plus (ii) the number of directors which Preferred Stock is entitled to elect ("Preferred Directors")."

          20.  Article V B is hereby amended to read in its entirety as follows:

               "B. Quorum. A quorum of directors shall consist of a majority of the number of directors constituting the full Board of Directors."

          21.  Article V C is hereby amended to read in its entirety as follows:

               "C. Proxies. Any director who is absent from a meeting of the Board or any committee thereof may be represented by any other director, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director."

          22. Article V D is hereby amended to delete the comma in the last line.

          23. Article V E is hereby amended to replace "Directors" with "directors" in the second, third and sixth lines and to replace "remaining Directors" with "remaining directors" in the eighth line.

          24. Article V F is hereby amended to replace "Director" with "director" in the first line.

          25. Article VI A is hereby amended to replace "Director" with "director" in the first line and to replace "Section 92(D)" with "Section 92 D" in the eighth line.

          26. Article VI B is hereby amended to replace "fall" with "full" in clause (2) and to replace "Section 83(F)" with "Section 83 F" in clause (3).

          27. Article VII B is hereby amended to add a comma after "single class" in the fourth line.

          28. Article VIII is hereby amended to delete the dash before "become" in the third line.
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          29.  Article X A is hereby amended to replace "Proposal" with
"proposal" in the second line, to replace "incorporation" with "Incorporation" in the fifth line, to replace "Directors" with "directors" in the fifth line and to delete the comma following "LBCL" in the twelfth line.

          IN WITNESS WHEREOF, the Corporation has executed these Articles of Amendment through its undersigned officers on the 27th day of April, 2000.


                                       US UNWIRED INC.

                                       By:  /s/ Robert W. Piper
                                           -----------------------------------
                                           Robert W. Piper, President

                                       By: /s/ Thomas G. Henning
                                           -----------------------------------
                                           Thomas G. Henning, Secretary
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                          A C K N O W L E D G M E N T


STATE OF LOUISIANA

PARISH OF CALCASIEU

          BEFORE ME, the undersigned authority, personally appeared Robert W. Piper, personally known to me, who, being first duly sworn, stated that he is the President of US Unwired Inc., and that in such capacity he was authorized to and did execute the foregoing Articles of Amendment as said Corporation's and his free act and deed.

          IN WITNESS WHEREOF, the said appearer has executed this Acknowledgment in the presence of the undersigned witnesses and me, Notary Public, this 27th day of April, 2000.


     /s/ Carolyn Nunez                             /s/ Robert W. Piper
----------------------------                  ----------------------------
          Witness                                    Robert W. Piper

     /s/ Brenda LaComb
----------------------------
          Witness


                                /s/ Sheila King
                         ----------------------------
                                 Notary Public